Exhibit 10.1

SHENZHEN QIANHAI MAIHUOLANG E-COMMERCE CO., LTD.

EQUITY TRANSFER AGREEMENT

Party A(Transferor): SHENZHEN PORTER WAREHOUSE E-COMMERCE CO., LTD.

Unified Social Credit Code: 9144030055987880X5

Legal Representative: CHEN ZONGHUA

Address: 36/F, Shenzhen Development Center Building, Renmin South Road, Luohu District, Shenzhen City, China

Party B (Transferee): MA KEZHAN

ID Card No: 412723197712180031

Address: Three Groups of Kangzhuang Neighborhood Committee, Chengguan Town, Shangshui County, Henan province, China

Target Company: SHENZHEN QIANHAI MAIHUOLANG E-COMMERCE CO., LTD.

Unified Social Credit Code: 91440300335069923K

Address: Room 201, Building A, No. 1, Qianwan Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen City. (located in Shenzhen Qianhai Commercial Secretary Co., LTD.)

Whereas,

1.    The Target Company is a limited liability company duly incorporated and validly existing on March 20, 2015 with its registered capital of RMB5,263,157 (which registered capital has been paid in full), Unified Social Credit Code: 91440300335069923K. The net assets of the Target Company is RMB1,682,901.09 as of June 30, 2020.

2.    The Target Company currently has a total of three shareholders in the industry and commerce administration’s registration, among which, MA KEZHAN contributes RMB2,000,000 of capital and holds 38% of the shares; SHENZHEN PORTER WAREHOUSE E-COMMERCE CO.,LTD. contributes RMB3,000,000 of capital and holds 57% of the shares; MAIHUOLANG (BEIJING) TECHNOLOGY DEVELOPMENT CO., LTD. contributes RMB263,157 of capital and hold 5% of its shares.

3.     .Party A intends to transfer 57% equity interest in the Target Company held by it (the “Equity Interest”) to Party B and Party B agrees to accept above-mentioned Equity Interest.

Through consultation, the Parties have, in accordance with the Company Law of the People’s Republic of China, the Contract Law of the People’s Republic of China and other laws and regulations, entered into the following agreement with respect to the transfer of the Equity Interest on the basis of voluntariness and equality and consensus.

Article 1 Definition and Conditions of Transfer

1.1 “Target Company” means SHENZHEN QIANHAI MAIHUOLANG E-COMMERCE CO., LTD.

1.2 “Articles of Association” means the most recent articles of association signed by the current shareholders of SHENZHEN QIANHAI MAIHUOLANG E-COMMERCE CO., LTD. and filed with Shenzhen Market Supervisory Authority.

1.3 “Target Company’s Existing Credits and Liabilities” means the credits and liabilities of the Target Company that have been actually incurred, disclosed, and confirmed by Party B prior to the execution of this Equity Transfer Agreement.

Article 2 Content of Equity Transfer

2.1 As of the date hereof, the shareholders and shareholding structure of the Target Company is as follows:

NO	Name of Shareholder	Investment Amount (RMB）	Percentage of Shares
1	MA KEZHAN	2,000,000	38%
2	SHENZHEN PORTER WAREHOUSE E-COMMERCE CO., LTD.	3,000,000	57%
3	MAIHUOLANG (BEIJING) TECHNOLOGY DEVELOPMENT CO., LTD.	263,157	5%
Total	/	5,263,157	100%

2.2 Transfer Price and Payment Time:

2.2.1 Party A shall transfer 57% Equity Interest in the Target Company (the net assets of the Target Company are RMB 1,682,901.09 as of June 30, 2020) to Party B in exchange of the amount of RMB 650,000 and Party B agrees to accept the transfer.

2.2.2 Party B shall, within eight months after the completion of the industrial and commercial change registration of the equity transfer, pay the equity transfer consideration to Party A in cash or by bank transfer in accordance with the currency and amount specified in the preceding clause.

2.3 The shareholders and shareholding structure of the Target Company after the completion of this Equity Transfer are as follows:

NO	Name of Shareholder	Investment amount (RMB）	Percentage of Shares
1	MA KEZHAN	5,000,000	95%
2	MAIHUOLANG (BEIJING) TECHNOLOGY DEVELOPMENT CO.,LTD.	263,157	5%
Total	/	5,263,157	100%

Article 3 Closing of the Equity Transfer

3.1 Party B shall cause the Target Company to form legally valid resolutions of the shareholders’ meeting and amendments to the articles of association (or amended articles of association) in connection with this Equity Transfer within three days after the execution of this Equity Transfer Agreement, and Party B is obliged to cause the Target Company to complete the industrial and commercial modification registration of the Equity Interest Transfer with the industrial and commercial registration authorities within 5 working days since the signing of the agreements.

3.2 Party A and Party B shall prepare all materials required for the industrial and commercial registration modification as required. Ensure the completion of the industrial and commercial registration of change of equity and the completion of the equity transfer.

Article 4 Representations and Warranties

4.1 The contents of the representations and warranties provided by Party A and Party B are true, legal and valid.

4.2 Party A and Party B are civil subjects with full capacity for civil conduct and have obtained internal authorization necessary for the execution of this Agreement.

4.3 After Party A transfers its equity interest, the original rights and obligations of Party A towards the Target Company shall be transferred to Party B together with the transfer of its equity interest.

4.4 Party B acknowledged the articles of association of the target company and ensured to perform its obligations and responsibilities under the articles of association.

Article 5 Profit and Loss Sharing

Upon approval of this Transfer by the industry and commerce administration authorities and the completion of the shareholder change registration, Party B shall share the profits and losses of the Target Company in proportion to its capital contribution and in accordance with the provisions of the Articles of Association.

Article 6 Change and Termination of Contract

The contract can be changed or terminated in one of the following cases, but both parties shall sign a written contract to change or terminate:

6.1 This Contract cannot be performed due to force majeure or any unpreventable external cause without the fault of a Party.

6.2 One party loses its capacity to actually perform the contract.

6.3 Breach of the contract by one party has seriously affected the economic interests of the non-defaulting party, making the performance of the contract unnecessary.

6.4 The contract can be changed or terminated with mutual consent due to changes of the situations.

Article 7 Liabilities for Breach

7.1 This Agreement shall have the same binding force on the Parties after the execution of this Agreement. If any Party fails or delays to perform any of its obligations hereunder in accordance with this Agreement, which results in adverse effect or losses to the other Parties, such Party shall bear indemnification liability. The losses to be compensated by the defaulting party include but not limited to attorney fee, legal fee and traveling expenses of the non-defaulting party.

7.2 After the execution of this Agreement, if any Party unilaterally rescinds this Agreement without any reason, or rescinds this Agreement in disguised form by failing to timely and properly perform its own obligations, or delays the performance of its own contractual obligations beyond the performance period hereof, the Parties shall bear the liability for breach of contract, the non-breaching Party shall be entitled to elect to rescind or continue the performance of this Agreement.

7.3 If other terms of this Agreement have special provisions on liabilities for breach of contract, such provisions shall apply. However, the application of other provisions shall not affect the application of this article.

Article 8 Miscellaneous

8.1 The relevant taxes and fees incurred in the process of the Transfer shall be jointly borne by the Parties.

8.2 Both Parties shall have the obligation to keep the business information involved in this Agreement confidential, and the rescission and completion of this Contract shall not affect the confidentiality obligation.

8.3 The execution, effectiveness, construction, performance of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China. Any dispute arising from or in connection with this Agreement shall be submitted to SHENZHEN COURT OF INTERNATIONAL ARBITRATION (“SCIA”) for arbitration. The place of arbitration shall be in Shenzhen.

8.4 This Agreement shall become effective upon signature or seal by the Parties. This Agreement is made in four counterparts with each Party and the Target Company holding one copy. The remaining copies shall be used for the modification registration with the industry and commerce administration. All of the copies shall have the same effect.

(SIGNATURE PAGE FOLLOWS)

Party A:      Seal: SHENZHEN PORTER WAREHOUSE E-COMMERCE CO., LTD.

July 15, 2020

Party B: /s/ MA KEZHAN

July 15, 2020